NEWS RELEASE
November 24, 2010                                                                                     Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                                                                                  (301) 429-4638
Washington, DC

RADIO ONE, INC. ANNOUNCES COMPLETION OF REFINANCING TRANSACTIONS

Washington, DC: - Radio One, Inc. (the “Company” or “Radio One”) (NASDAQ: ROIAK and ROIA) today announced that it has completed its previously announced exchange offer (the “Amended Exchange Offer”) relating to its 8⅞% Senior Subordinated Notes due 2011 (the “2011 Notes”) and its 6⅜% Senior Subordinated Notes due 2013 (the “2013 Notes” and together with the 2011 Notes, the “Existing Notes”).  The Company retired approximately $296.2 million in aggregate principal amount of the Existing Notes, comprised of approximately $97.0 million, or approximately 95.5%, in aggregate principal amount of the 2011 Notes and approximately $199.3 million, or approximately 99.6%, in aggregate principal amount of the 2013 Notes. The Company’s pending amendment to its senior secured credit facility has also become effective.  As a result of the effectiveness of the senior secured credit facility amendment, all prior defaults under the senior secured credit facility have been cured or waived.

The new securities issued pursuant to the Amended Exchange Offer have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, the new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Cautionary Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements represent management’s current expectations and are based upon information available to the Company at the time of this press release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company’s control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in the Company’s reports on Forms 10-K/A, 10-Q/A and 10-Q and other filings with the SEC.

Radio One, Inc. (http://www.radio-one.com/) is a diversified media company that primarily targets African-American and urban consumers. The Company is one of the nation’s largest radio broadcasting companies, currently owning 53 broadcast stations located in 16 urban markets in the United States. As a part of its core broadcasting business, Radio One operates syndicated programming including the Russ Parr Morning Show, the Yolanda Adams Morning Show, the Rickey Smiley Morning Show, CoCo Brother Live, CoCo Brother’s “Spirit” program, Bishop T.D. Jakes’ “Empowering Moments”, the Reverend Al Sharpton Show, and the Warren Ballentine Show. The Company also owns a controlling interest in Reach Media, Inc. (http://www.blackamericaweb.com/), owner of the Tom Joyner Morning Show and other businesses associated with Tom Joyner. Beyond its core radio broadcasting business, Radio One owns Interactive One (http://www.interactiveone.com/), an online platform serving the African-American community through social content, news, information, and entertainment, which operates a number of branded sites, including News One, UrbanDaily, HelloBeautiful, Community Connect Inc. (http://www.communityconnect.com/), an online social networking company, which operates a number of branded websites, including BlackPlanet, MiGente, and Asian Avenue and an interest in TV One, LLC (http://www.tvoneonline.com/), a cable/satellite network programming primarily to African-Americans.

SOURCE Radio One, Inc.